                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Selected Combined Financial Data" and "Experts" and to the use of our report dated July 29, 1996 with respect to the financial statements of Service Experts, Inc., the use of our report dated May 5, 1996 with respect to the financial statements of the Combined AC Service & Installation Co. Inc. and Donelson Air Conditioning Company, Inc., the use of our report dated May 10, 1996 with respect to the financial statements of Hardwick Air Masters, Inc., the use of our report dated May 6, 1996 with respect to the financial statements of Norrell Heating & Air Conditioning, Inc., the use of our report dated May 24, 1996 with respect to the financial statements of Vision Holding Company, Inc., the use of our report dated May 15, 1996 with respect to the financial statements of Comerford's Heating and Air Conditioning, Inc., the use of our report dated May 17, 1996 with respect to the financial statements of Rolf Coal and Fuel Corp., the use of our report dated May 14, 1996 with respect to the financial statements of Brand Heating & Air Conditioning, Inc., the use of our report dated May 10, 1996 with respect to the financial statements of Coastal Air Conditioning Service, Inc., the use of our report dated May 10, 1996 with respect to the financial statements of Contractor Success Group, Inc., the use of our report dated May 10, 1996 with respect to the financial statements of Arrow Heating & Air Conditioning, Inc., the use of our report dated May 10, 1996 with respect to the financial statements of Air Experts, a United Services Company, Inc., the use of our report dated May 10, 1996 with respect to the financial statements of Gilley's Heating & Cooling, Inc. and the use of our report dated May 10, 1996 with respect to the financial statements of Service Experts, of Palm Springs, Inc. in the Registration Statement (Form S-4) and related Prospectus of Service Experts, Inc. related to $50,000,000 aggregate amount of shares of its common stock, warrants to purchase its common stock and the shares of its common stock issued thereunder upon the exercise of such warrants to purchase its common stock, or debt securities and the shares of its common stock issued thereunder upon the conversion of such debt securities.

                                          Ernst & Young LLP

Nashville, Tennessee
September 18, 1996